May 10, 2001




VeryBestoftheInternet.com, Inc.
Attn:  Danny Gunter
1950 Stemmons Freeway, Suite 4048
Dallas, Texas 75370-1471

Ladies and Gentlemen:

         We have acted as counsel for VeryBestoftheInternet.com, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale by the Company of a minimum of 100,000 shares and up to maximum of 400,000 shares (the "Shares") of the Company's common stock. Each of the defined terms used herein shall have the meaning assigned to such term in the prospectus constituting a part of that certain Registration Statement on Form SB-2 (File No. 333-55042) as originally filed with the Commission of February 5, 2001, as subsequently amended (the "Registration Statement').

         In reaching the conclusions expressed in this opinion, we have examined signed copies of the following documents filed by the Company with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder. We have also examined the original (or copies identified to our satisfaction) of
(i) corporate records of the Company and (ii) such other agreements and instruments related to the Company as has been deemed necessary by us for the purpose of the opinions hereinafter expressed. In making our examination, we have also examined certificates of public officials and officers of the Company. In making our examination, we have also examined certificates of public officials and officers of the Company, and made such examination of applicable law, as we deemed necessary as a basis for the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the original thereof.

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VeryBestoftheInternet.com, Inc.
May 9, 2001
Page 2

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the laws of the State of Texas and the United States of America, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation and is in good standing in each state where the nature of the activities conducted by and the character of properties or assets owned or leased by it make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its business, properties, business prospects, condition or results of operation.

         2. The Company has full corporate power and authority and, except for such licenses, permits, certificates, registrations, approvals and consents, the absence of which would not have a materially adverse effect on it or its respective business, has all licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Registration Statement.

         3. No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body is required for the valid authorization, issuance, sale or delivery of the Shares or, except (a) such has been obtained under the Securities Act or the Rules and Regulations promulgated thereunder or (ii) as may be required by the state securities or Blue Sky laws of any jurisdiction.

         4. The issuance and sale of the Shares have been duly authorized, and when the Shares have been issued and duly delivered against payment therefore as is contemplated by the Registration Statement, the Shares will be validly issued and fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason by being such holders. The certificates for the Shares comply with the applicable provisions of the Texas Business Corporation Act .

         This opinion is furnished by us and solely for the benefit of the Company. However, the undersigned hereby consents to the use of this opinion as an Exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" of the Registration Statement and in the prospectus which forms a part thereof.

                                                     Very truly yours,

                                                     SOUTER & DIAMOND, P.C.

                                                     /s/ George L. Diamond

                                                     George L. Diamond